                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF PDG ENVIRONMENTAL, INC.

Name of Subsidiary                                State of Formation
------------------                                ------------------
Project Development Group, Inc.                           PA
PDG, Inc.                                                 PA
Enviro-Tech Abatement Services Co.                        NC
Servestec, Inc.                                           FL
PDG of Delaware, Inc. *                                   DE
DPI Energy, Inc.*                                         PA
Asbestemps, Inc.*                                         DE
Applied Environmental Technology, Inc. *                  DE
Applied Consulting & Technical Services, Inc. *           DE

*    Inactive subsidiaries